Exhibit 99.1

Cherokee Global Brands Reports First Quarter 2020 Financial Results

First Quarter Fiscal 2020 Highlights versus First Quarter Fiscal 2019:

•	Adjusted EBITDA increased to $1.2 million from $1.0 million
•	Net loss from continuing operations decreased to $2.3 million from a loss of $2.7 million
•	Revenues declined to $5.1 million from $5.4 million
•	SG&A expenses decreased to $3.9 million from $4.4 million
•	Annual guidance has been updated for the fiscal year ending February 1, 2020

SHERMAN OAKS, CA (June 18, 2019) — Cherokee Global Brands (Nasdaq: CHKE), a global brand marketing platform that manages a growing portfolio of lifestyle brands that it owns, brands that it creates and brands that it elevates for others, today reported financial results for its first quarter of Fiscal 2020, which ended May 4, 2019.

Chief Executive Officer Henry Stupp commented, "We have entered a new chapter in our operational model that is highlighted by reducing corporate spend, improving our bottom-line performance and driving revenue growth through our expanded brand portfolio and service model. However, European revenue during the first quarter was negatively impacted by the economic uncertainty surrounding Brexit. Organic revenue in the quarter grew 9%, excluding discontinued licenses and divestitures, and adjusted EBITDA grew 14%."

Mr. Stupp continued, "We believe that the strength of the combination of our unique platform of capabilities and our portfolio of brands will translate into growth, stability, profitability and industry relevance well into the future."

Towards the end of June 2019, Cherokee Global Brands will officially rebrand to Apex Global Brands to appropriately reflect the Company’s expanded brand portfolio and design services. The Company’s Nasdaq ticker symbol will be changed to APEX at this time.

Revenues

Revenues were $5.1 million in the first quarter, a decrease of 6% from $5.4 million in the prior year. The year-over-year decline largely reflects the non-renewal of the Company’s Cherokee license in South Africa at the end of Fiscal 2019, the sale of Flip Flop Shops in June 2018 and the impact of the economic uncertainty related to Brexit affecting several of the Company’s European licensees. Decreases in revenues were partially offset by revenues from the Company’s new design services agreement in China.

The Company believes that its domestic licensees are taking proactive steps to offset the potential impact of higher tariffs on apparel and footwear, including moving production to countries not subject to higher tariffs and negotiating lower costs with existing suppliers. Nonetheless, if these higher tariffs are enacted, the result may be a rise in consumer prices that could lead to slower retail sales, which in turn would result in lower royalty revenue for the Company in future quarters.

Operating and Non-operating Expenses

Selling, general and administrative expenses, which comprise the Company’s normal operating expenses, were $3.9 million, compared to $4.4 million in the first quarter of the prior year. The $0.5 million, or 12%, year-

over-year decrease reflects the positive impact of the Company’s restructuring efforts, which have resulted in reduced spending for payroll and general operating costs.

The Company’s other operating expenses, including stock-based compensation, non-recurring costs and depreciation and amortization, were $0.6 million, compared to $1.2 million in the first quarter of the prior year. Interest expense increased in comparison to the first quarter of the prior year as a result of higher debt levels.

Profitability Measures

Operating income was $0.6 million for the first quarter compared to an operating loss of $0.2 million in the first quarter 2019. Net loss was $2.3 million in the first quarter of Fiscal 2020, or a loss of $0.15 per diluted share, compared to a net loss of $2.7 million, or a loss of $0.20 per diluted share, in the first quarter of the prior year.

Adjusted EBITDA increased to $1.2 million for the first quarter, compared to $1.0 million in the prior year. This improvement was due to the year-over-year decline in selling, general and administrative expenses along with the organic growth of existing licensees and design services.

Balance Sheet

At May 4, 2019, the Company had cash and cash equivalents of $1.7 million, compared to $2.5 million at May 5, 2018. Outstanding borrowings under the Company’s term loans were $44.8 million, including $1.4 million reflected as a current obligation.

Fiscal 2020 Outlook
The Company is updating its guidance for the remainder of its fiscal year ending February 1, 2020 to account for the potential continued negative impact on its licensees’ revenues due to economic uncertainty surrounding Brexit and potential tariff rate increases on domestic apparel and footwear. The Company has also taken steps to further reduce its selling, general and administrative expenses.

•	Full year revenues are now anticipated to be in the range of $24.5 million to $26.5 million, an increase of up to 8% year over year;
•	Selling, general and administrative expenses are now anticipated to be in the range of $14.0 million to $15.0 million;
•	Adjusted EBITDA is now expected to be in the range of $10.5 million to $11.5 million, an increase of 7% to 17% year over year.

Subsequent Events

On June 6, 2019, Cherokee Global Brands filed an appeal with the Nasdaq Hearings Panel to remain listed on the Nasdaq Capital Market. This appeal stays the delisting of the Company’s securities pending the Hearings Panel's decision. In addition, on June 10, 2019, Cherokee’s shareholders authorized the Company’s Board of Directors to enact a reverse stock split if necessary to remain in compliance with Nasdaq’s $1.00 minimum bid price rule, consistent with Nasdaq’s listing standards. If Cherokee’s stock trades over the minimum bid price in the coming months, then it may not be necessary to enact a reverse stock split. Additional details regarding these requirements are included in the Company’s Form 10-Q, which was filed with the Securities and Exchange Commission today.

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international). The earnings call will also be broadcast over the Internet and can be accessed on the Investor Relations section of the Cherokee's website at http://www.cherokeeglobalbrands.com. For those unable to participate during the live broadcast, a replay will be available through Tuesday, July 2, 2019, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13690995.

About Cherokee Global Brands
Cherokee Global Brands is a global brand ownership and marketing organization that manages, creates and elevates a growing portfolio of high-equity fashion lifestyle and sports lifestyle brands. The brand portfolio spans multiple consumer product categories and retail tiers around the world and includes Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Cherokee®, Tony Hawk®, Liz Lange®, Point Cove®, Everyday California® & Sideout®. The Company currently maintains license agreements with leading retailers and manufacturers that span over 110 countries in 12,000 retail locations and digital commerce.

Forward Looking Statements

This news release may contain forward-looking statements regarding future events and the future performance of Cherokee Global Brands. Forward-looking statements in this press release include, without limitation, express or implied statements regarding: the company’s forecasted operating results for Fiscal Year 2020, including impacts from potential tariffs and Brexit; the company’s expectations regarding its new and existing license agreements and the performance of its licensees thereunder; the company’s ability to sustain necessary liquidity and grow its business; and anticipated market developments and opportunities. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: the company and its partners will not achieve the results anticipated in the statements made in this release; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the company’s brands may lead to reduced royalties; the ability and/or commitment of the company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the company’s dependence on a select group of licensees for most of the company’s revenues makes us susceptible to changes in those organizations; our level of indebtedness and restrictions under our indebtedness; and the company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service. A more detailed discussion of such risks and uncertainties are described in the company’s annual report on Form 10-K filed on April 23, 2019, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC the company makes from time to time. Except as required by law, the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the company’s safe harbor statement. This forecast is made as of the date of this release, and company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors as a measure of profitability, because it helps them compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations. In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. A reconciliation of net loss from continuing operations as reported in our consolidated statements of operations is reconciled to Adjusted EBITDA in tabular form later in this release under the heading "Reconciliation of GAAP to Non-GAAP Financial Data".

Investor Contact:

Cherokee Global Brands

Steve Brink, CFO

818-908-9868

Addo Investor Relations

Kimberly Esterkin/Patricia Nir

310-829-5400

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	May 4, 2019	February 2, 2019
Assets
Current assets:
Cash and cash equivalents	$1,656	$4,284
Accounts receivable, net	4,121	4,363
Other receivables	293	339
Prepaid expenses and other current assets	568	857
Total current assets	6,638	9,843
Property and equipment, net	539	620
Intangible assets, net	64,614	64,751
Goodwill	16,252	16,252
Accrued revenue and other assets	6,281	1,645
Total assets	$94,324	$93,111
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,197	$3,120
Other current liabilities	4,312	4,714
Current portion of long-term debt	1,400	1,300
Deferred revenue—current	1,687	1,626
Total current liabilities	9,596	10,760
Long-term liabilities:
Long-term debt	53,350	53,154
Deferred income taxes	12,442	12,055
Other liabilities	6,000	2,807
Total liabilities	81,388	78,776
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, shares issued 15,945,953 (May 4, 2019) and 14,700,953 (February 2, 2019)	319	294
Additional paid-in capital	77,467	76,633
Accumulated deficit	(64,850)	(62,592)
Total stockholders’ equity	12,936	14,335
Total liabilities and stockholders’ equity	$94,324	$93,111

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	May 4, 2019	May 5, 2018
Revenues	$5,052	$5,402
Operating expenses:
Selling, general and administrative expenses	3,855	4,356
Stock-based compensation and stock warrant charges	208	300
Business acquisition and integration costs	66	307
Restructuring charges	42	—
Depreciation and amortization	257	601
Total operating expenses	4,428	5,564
Operating income (loss)	624	(162)
Other income (expense):
Interest expense	(2,245)	(1,737)
Other income (expense), net	1	(4)
Total other expense, net	(2,244)	(1,741)
Loss before income taxes	(1,620)	(1,903)
Provision for income taxes	638	838
Net loss	$(2,258)	$(2,741)
Net loss per share:
Basic loss per share	$(0.15)	$(0.20)
Diluted loss per share	$(0.15)	$(0.20)
Weighted average common shares outstanding:
Basic	15,385	13,997
Diluted	15,385	13,997

CHEROKEE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands)

We define Adjusted EBITDA as net income before (i) interest expense, (ii) Other income (expense), net, (iii) provision for income taxes, (iv) depreciation and amortization, (v) gain on sale of assets, (vi) intangible asset impairment charge, (vii) restructuring charges, (viii) business acquisition and integration costs and (ix) stock-based compensation and stock warrant charges. Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”), and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with GAAP measures, as a measure of profitability, because Adjusted EBITDA helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring or disposing of businesses and restructuring our operations. We believe it is useful to investors for the same reasons. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our long-term debt, non-operating income or expense items, our provision for income taxes, the effect of our expenditures for capital assets and certain intangible assets, or the costs of acquiring or disposing of businesses and restructuring our operations, or our non-cash charges for stock-based compensation and stock warrants. A reconciliation from net loss from continuing operations as reported in our consolidated statement of operations to Adjusted EBITDA is as follows:

	Three Months Ended
(In thousands)	May 4, 2019	May 5, 2018
Net loss	$(2,258)	$(2,741)
Provision for income taxes	638	838
Interest expense	2,245	1,737
Other (income) expense, net	(1)	4
Depreciation and amortization	257	601
Restructuring charges	42	—
Business acquisition and integration costs	66	307
Stock-based compensation	208	300
Adjusted EBITDA	$1,197	$1,046